Exhibit 99.1 PRESS RELEASE, DATED NOVEMBER 9, 2022, OF ENERSYS REGARDING FINANCIAL
RESULTS FOR THE SECOND QUARTER FISCAL 2023

ENERSYS REPORTS SECOND QUARTER FISCAL 2023 RESULTS

•$899 million net sales, including ($45) million FX impact; +14% y/y as reported, second highest quarterly revenue
•Net sales +19% y/y in Constant Currency ("CC")(a)
•Thin Plate Pure Lead (TPPL) revenue approx +30%
•Adj GM +120 bps sequentially as price/mix improvements eclipsed sequential cost increases
•$1.4 billion backlog, +38% y/y, remains healthy supported by robust demand and order trends across all segments
•Ooltewah plant closure and transition to Richmond executing as planned; on track for ~$8 million annual cost savings
•Successfully launched NexSys® customer day featuring TPPL and lithium-ion line tours with 300 key decision makers
•$4 million/yr capex allocated to our sustainability goals FY'24 and beyond

READING, Pa., November 9, 2022 (GLOBE NEWSWIRE) -- EnerSys (NYSE: ENS), the global leader in stored energy solutions for industrial applications, announced today results for its second quarter of fiscal 2023, which ended on October 2, 2022.

Key Financial Results and Metrics	Second quarter ended			Six months ended
In millions, except per share amounts	October 2, 2022	October 3, 2021	Change	October 2, 2022	October 3, 2021	Change
Net Sales	$899.4	$791.4	13.7%	$1,798.4	$1,606.3	12.0%
Diluted EPS (GAAP)	$0.84	$0.82	$0.02	$1.59	$1.83	$(0.24)
Adjusted Diluted EPS (Non-GAAP)	$1.11	$1.01	$0.10	$2.26	$2.26	$—
Operating Earnings (GAAP)	$54.3	$49.7	$4.6	$104.4	$110.6	$(6.2)
Adjusted Operating Earnings (Non-GAAP)(1)	$65.4	$61.4	$4.0	$130.2	$136.5	$(6.3)
EBITDA (Non-GAAP)(2)	$78.5	$73.4	$5.1	$150.5	$159.2	$(8.7)
Adjusted EBITDA (Non-GAAP)(2)	$85.7	$78.7	$7.0	$171.2	$172.3	$(1.1)
Share Repurchases	$—	$—	$—	$22.9	$31.5	$(8.6)
Dividend per share	$0.175	$0.175	$—	$0.35	$0.35	$—
Total Capital Returned to Stockholders	$7.1	$7.5	$(0.4)	$37.1	$46.4	$(9.3)
(a) Net sales and net sales growth rate at CC are non-GAAP financial measures and discussed under Reconciliations of GAAP to Non-GAAP Financial Measures.
(1) Operating Earnings are adjusted for charges that the Company incurs as a result of restructuring and exit activities, impairment of goodwill and indefinite-lived intangibles and other assets, acquisition activities and those charges and credits that are not directly related to operating unit performance. A reconciliation of operating earnings to Non-GAAP adjusted earnings are provided in tables under the section titled Business Segment Operating Results.
(2) Net Earnings are adjusted for depreciation, amortization, interest and income taxes to arrive at Non-GAAP EBITDA. Non-GAAP Adjusted EBITDA is further adjusted for certain charges such as restructuring and exit activities, impairment of goodwill and indefinite-lived intangibles and other assets, acquisition activities and other charges and credits as discussed under Reconciliations of GAAP to Non-GAAP Financial Measures.

Message from the CEO

EnerSys had a solid second quarter of fiscal 2023, with revenue of $899 million up 14% year-over-year, the second highest quarterly revenue in our history, even after absorbing ~$45 million of FX headwinds. Demand and order trends were robust across all segments in what is a seasonally slow quarter. Our backlog remains healthy at historically high levels though down slightly for the first time in several quarters as a result of easing supply chains enabling us to deliver more product from our backlog. On a sequential basis, adjusted gross margin expanded by 120 basis points during the second quarter, driven by an impressive $30 million improvement in price/mix, accomplished across all segments of our business, which was partially offset by an additional $11 million of volume-adjusted costs – a sign that we have begun to turn the corner on the long-anticipated catch up on price/cost recapture. Against a backdrop of an unpredictable supply chain, tight labor markets, inflation, and foreign exchange headwinds, we achieved adjusted diluted EPS of $1.11, slightly above the midpoint of our guidance and up $0.10 versus prior year.

We continue to innovate and deliver enhanced technology in our product portfolio that will set us apart from our competitors, both in the near- and long-term. We successfully launched our NexSys® customer day in our Arras, France plant, featuring TPPL and lithium-ion line tours with 300 global decision makers, resulting in strong interest and orders for our proprietary maintenance-free solutions. Our TouchSafe line powering product development passed another milestone in customer testing and our California Public Utilities Commission (CPUC) backup power mandate solutions are ramping as expected with approximately $40 million billed in 1H F23, including $20 million in the second quarter and an additional $95 million remaining in backlog. Our Fast Charge & Storage initiative is building momentum and we are excited to be installing a significant upgrade to our current on-site demo with a near production grade system offering the highest energy density currently in its class with full AI capabilities for optimized energy management and advanced cloud services capabilities. In addition, while our products and services are critical to the low carbon transition, as important is reducing our own carbon footprint; therefore we have allocated an average of $4 million of annual capital spending over the next five years to execute our sustainability goals announced earlier this year.

While current headwinds are improving, we anticipate overall global economic conditions will continue to pose challenges and are monitoring the near-term economic environment closely. We remain laser-focused on what we can control, with our near-term priorities set on pricing, navigating supply disruptions, and improving manufacturing performance. For example, the execution of our previously announced Ooltewah plant transition to Richmond has been seamless to date, which is a testament to our comprehensive planning process and culture of teamwork, especially given the scope of this project and the challenging global environment in which it was achieved. We will begin to realize some of the $8 million of annual cost savings from this project in our Q4 F23 results. Despite the unprecedented geopolitical events and inflationary pressures we have been facing, we are cautiously optimistic that our second quarter results reflect a turning point, with costs starting to plateau and signs of supply chain constraints easing. Customer demand for our products remains strong with secular trends in our end markets providing support in a variety of economic environment scenarios.

Our strategy to invest in a diverse set of technology offerings and expand into energy systems end markets is paying off as secular trends and US government mandates and funding are driving markets to us. Looking ahead, our diversity of end markets, ability to recoup inflation through price, historically high backlog, and broadened product portfolio collectively position us for long-term revenue and earnings growth. Global megatrends such as 5G, broadband expansion through the Rural Digital Opportunity Fund (RDOF), data center growth, material handling electrification and automation, grid stabilization and electric vehicle charging continue to have long tailwinds which we believe will add fuel to our future growth. I remain more confident than ever we will emerge well positioned to deliver exceptional value for our customers and our shareholders.

David M. Shaffer, President and Chief Executive Officer, EnerSys

Summary of Results

Second Quarter 2023

Net sales for the second quarter of fiscal 2023 were $899.4 million, an increase of 13.7% from the prior year second quarter net sales of $791.4 million. The increase compared to prior year quarter was the result of a 9% increase in pricing and a 10% increase in organic volume, partially offset by a 5% decrease in foreign currency translation impact.

Net earnings attributable to EnerSys stockholders (“Net earnings”) for the second quarter of fiscal 2023 was $34.5 million, or $0.84 per diluted share, which included an unfavorable highlighted net of tax impact of $11.1 million, or $0.27 per diluted share, from highlighted items described in further detail in the tables shown below, reconciling non-GAAP adjusted financial measures to reported amounts.

Net earnings for the second quarter of fiscal 2022 was $35.6 million, or $0.82 per diluted share, which included an unfavorable highlighted net of tax impact of $7.9 million, or $0.19 per diluted share from highlighted items described in further detail in the tables shown below, reconciling non-GAAP adjusted financial measures to reported amounts.

Excluding these highlighted items, adjusted Net earnings per diluted share for the second quarter of fiscal 2023, on a non-GAAP basis, were $1.11, compared to the guidance of $1.05 to $1.15 per diluted share for the second quarter given by the Company on August 10, 2022. These earnings compare to the prior year second quarter adjusted Net earnings of $1.01 per diluted share. Please refer to the section included herein under the heading “Reconciliation of Non-GAAP Financial Measures” for a discussion of the Company’s use of non-GAAP adjusted financial information, which includes tables reconciling GAAP and non-GAAP adjusted financial measures for the quarters ended October 2, 2022 and October 3, 2021.

Fiscal Year to Date 2023

Net sales for the six months of fiscal 2023 were $1,798.4 million, an increase of 12.0% from the prior year six months net sales of $1,606.3 million. This increase was due to a 9% increase in organic volume and 8% increase in pricing, partially offset by a decrease of 5% in foreign currency translation impact.

Net earnings for the six months of fiscal 2023 was $65.5 million, or $1.59 per diluted share, which included an unfavorable highlighted net of tax impact of $27.6 million, or $0.67 per diluted share, from highlighted items described in further detail in the tables shown below, reconciling non-GAAP adjusted financial measures to reported amounts.

Net earnings for the six months of fiscal 2022 was $79.5 million, or $1.83 per diluted share, which included an unfavorable highlighted net of tax impact of $18.4 million, or $0.43 per diluted share, from highlighted items described in further detail in the tables shown below, reconciling non-GAAP adjusted financial measures to reported amounts.

Adjusted Net earnings per diluted share for the six months of fiscal 2023, on a non-GAAP basis, were $2.26. This compares to the prior year six months adjusted Net earnings of $2.26 per diluted share. Please refer to the section included herein under the heading “Reconciliation of Non-GAAP Financial Measures” for a discussion of the Company’s use of non-GAAP adjusted financial information.

Third Quarter 2023 Outlook

We expect to continue to operate in a dynamic macro environment and anticipate FX headwinds and European utility inflation to persist for some time. While our order patterns remain strong, we believe we will weather and potentially benefit from a slowdown due to large portions of our business that are cycle-independent as well as our significant cash flow generation during past recessionary periods. For the third quarter of fiscal 2023, we expect adjusted diluted earnings per share in the range of $1.20 to $1.30, reflecting sequential volume and price/mix improvement, strong demand trends and a healthy backlog. We expect our gross margin to be in the range of 21% - 23%. For the full year of fiscal 2023 we expect capital expenditures to be approximately $100 million.

Conference Call and Webcast Details

The Company will host a conference call to discuss its second quarter 2023 financial results at 9:00 AM (EST) Thursday, November 10, 2022. A live broadcast as well as a replay of the call can be accessed through the Investor Relations section of the company’s website at https://investor.enersys.com.

To join the live call, please register through the events section of our Investor Relations webpage at https://investor.enersys.com/events/event-details/q2-2023-enersys-earnings-conference-call. A dial-in and unique PIN will be provided upon registration.

About EnerSys

EnerSys is the global leader in stored energy solutions for industrial applications, manufactures and distributes energy systems solutions and motive power batteries, specialty batteries, battery chargers, power equipment, battery accessories and outdoor equipment enclosure solutions to customers worldwide. Energy Systems, which combine enclosures, power conversion, power distribution and energy storage, are used in the telecommunication, broadband and utility industries, uninterruptible power supplies, and numerous applications requiring stored energy solutions. Motive power batteries and chargers are utilized in electric forklift trucks and other industrial electric powered vehicles. Specialty batteries are used in aerospace and defense applications, large over-the-road trucks, premium automotive, medical and security systems applications. EnerSys also provides aftermarket and customer support services to its customers in over 100 countries through its sales and manufacturing locations around the world. With the NorthStar acquisition, EnerSys has solidified its position as the market leader for premium Thin Plate Pure Lead batteries which are sold across all three lines of business. More information regarding EnerSys can be found at www.enersys.com.

Sustainability

Sustainability at EnerSys is about more than just the benefits and impacts of our products. Our commitment to sustainability encompasses many important environmental, social and governance issues. Sustainability is a fundamental part of how we manage our own operations. Minimizing our environmental footprint is a priority. Sustainability is our commitment to our employees, our customers and the communities we serve. Our products facilitate positive environmental, social and economic impacts around the world. To learn more visit: https://www.enersys.com/en/about-us/sustainability/.

Caution Concerning Forward-Looking Statements

This press release, and oral statements made regarding the subjects of this release, contains forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995, or the Reform Act, which may include, but are not limited to, statements regarding EnerSys’ earnings estimates, intention to pay quarterly cash dividends, return capital to stockholders, plans, objectives, expectations and intentions and other statements contained in this press release that are not historical facts, including statements identified by words such as “believe,” “plan,” “seek,” “expect,” “intend,” “estimate,” “anticipate,” “will,” and similar expressions. All statements addressing operating performance, events, or developments that EnerSys expects or anticipates will occur in the future, including statements relating to sales growth, earnings or earnings per share growth, order intake, backlog, payment of future cash dividends, commodity prices, execution of its stock buy back program, judicial or regulatory proceedings, and market share, as well as statements expressing optimism or pessimism about future operating results or benefits from its cash dividend, its stock buy back programs, future responses to and effects of the COVID-19 pandemic, adverse developments with respect to the economic conditions in the U.S. in the markets in which we operate and other uncertainties, including the impact of supply chain disruptions, interest rate changes, inflationary pressures, geopolitical and other developments and labor shortages on the economic recovery and our business are forward-looking statements within the meaning of the Reform Act. The forward-looking statements are based on management's current views and assumptions regarding future events and operating performance, and are inherently subject to significant business, economic, and competitive uncertainties and contingencies and changes in circumstances, many of which are beyond the Company’s control.

The statements in this press release are made as of the date of this press release, even if subsequently made available by EnerSys on its website or otherwise. EnerSys does not undertake any obligation to update or revise these statements to reflect events or circumstances occurring after the date of this press release.

Although EnerSys does not make forward-looking statements unless it believes it has a reasonable basis for doing so, EnerSys cannot guarantee their accuracy. The foregoing factors, among others, could cause actual results to differ materially from those described in these forward-looking statements. For a list of other factors which could affect EnerSys’ results, including earnings estimates, see EnerSys’ filings with the Securities and Exchange Commission, including “Item 7. Management's Discussion and Analysis of Financial Condition and Results of Operations,” and “Forward-Looking Statements,” set forth in EnerSys’ Annual Report on Form 10-K for the fiscal year ended March 31, 2022. No undue reliance should be placed on any forward-looking statements.

CONTACT

Lisa Hartman
Investor Relations and Financial Media
EnerSys
610-236-4040
E-mail: investorrelations@enersys.com

Melissa Maycott
Public Relations Manager
Harris, Baio & McCullough
215-440-9800
E-mail: melissa@hbmadv.com

EnerSys
Consolidated Condensed Statements of Income (Unaudited)
(In millions, except share and per share data)

	Quarter ended		Six months ended
	October 2, 2022	October 3, 2021	October 2, 2022	October 3, 2021
Net sales	$899.4	$791.4	$1,798.4	$1,606.3
Gross profit	194.9	177.9	380.4	371.1
Operating expenses	137.3	125.3	264.4	249.8
Restructuring and other exit charges	3.3	2.9	11.6	10.7
Operating earnings	54.3	49.7	104.4	110.6
Earnings before income taxes	40.3	39.9	77.1	92.2
Income tax expense	5.8	4.3	11.6	12.7
Net earnings attributable to EnerSys stockholders	$34.5	$35.6	$65.5	$79.5

Net reported earnings per common share attributable to EnerSys stockholders:
Basic	$0.85	$0.84	$1.61	$1.87
Diluted	$0.84	$0.82	$1.59	$1.83
Dividends per common share	$0.175	$0.175	$0.35	$0.35
Weighted-average number of common shares used in reported earnings per share calculations:
Basic	40,740,989	42,575,576	40,763,663	42,637,953
Diluted	41,167,622	43,255,832	41,260,134	43,396,588

EnerSys
Consolidated Condensed Balance Sheets (Unaudited)
(In Thousands, Except Share and Per Share Data)

	October 2, 2022	March 31, 2022
Assets
Current assets:
Cash and cash equivalents	$294,423	$402,488
Accounts receivable, net of allowance for doubtful accounts: October 2, 2022 - $10,914; March 31, 2022 - $12,219	705,481	719,434
Inventories, net	811,998	715,712
Prepaid and other current assets	148,774	155,559
Total current assets	1,960,676	1,993,193
Property, plant, and equipment, net	481,551	503,264
Goodwill	658,265	700,640
Other intangible assets, net	374,047	396,202
Deferred taxes	56,163	60,479
Other assets	93,461	82,868
Total assets	$3,624,163	$3,736,646
Liabilities and Equity
Current liabilities:
Short-term debt	$34,581	$55,084
Accounts payable	344,941	393,096
Accrued expenses	292,969	289,950
Total current liabilities	672,491	738,130
Long-term debt, net of unamortized debt issuance costs	1,295,827	1,243,002
Deferred taxes	76,748	78,228
Other liabilities	164,679	184,011
Total liabilities	2,209,745	2,243,371
Commitments and contingencies
Equity:
Preferred Stock, $0.01 par value, 1,000,000 shares authorized, no shares issued or outstanding at October 2, 2022 and at March 31, 2022	—	—
Common Stock, $0.01 par value per share, 135,000,000 shares authorized, 55,935,472 shares issued and 40,821,711 shares outstanding at October 2, 2022; 55,748,924 shares issued and 40,986,658 shares outstanding at March 31, 2022	559	557
Additional paid-in capital	577,520	571,464
Treasury stock at cost, 15,113,761 shares held as of October 2, 2022 and 14,762,266 shares held as of March 31, 2022	(741,510)	(719,119)
Retained earnings	1,834,442	1,783,586
Contra equity - indemnification receivable	(2,657)	(3,620)
Accumulated other comprehensive loss	(257,414)	(143,495)
Total EnerSys stockholders’ equity	1,410,940	1,489,373
Nonredeemable noncontrolling interests	3,478	3,902
Total equity	1,414,418	1,493,275
Total liabilities and equity	$3,624,163	$3,736,646

EnerSys
Consolidated Condensed Statements of Cash Flows (Unaudited)
(In Thousands)

	Six months ended
	October 2, 2022	October 3, 2021
Cash flows from operating activities
Net earnings	$65,450	$79,555
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	46,405	48,340
Write-off of assets relating to exit activities	9,081	3,756
Derivatives not designated in hedging relationships:
Net (losses) gains	472	(117)
Cash (settlements) proceeds	(2,015)	147
Provision for doubtful accounts	206	1,240
Deferred income taxes	(126)	108
Non-cash interest expense	974	1,133
Stock-based compensation	11,864	9,424
(Gain) loss on disposal of property, plant, and equipment	(135)	(37)
Changes in assets and liabilities:
Accounts receivable	(18,409)	15,914
Inventories	(138,327)	(125,479)
Prepaid and other current assets	(17,544)	(18,969)
Other assets	(266)	1,686
Accounts payable	(21,417)	(32,694)
Accrued expenses	(9,443)	(48,013)
Other liabilities	2,929	(1,565)
Net cash used in operating activities	(70,301)	(65,571)

Cash flows from investing activities
Capital expenditures	(39,653)	(34,622)
Proceeds from disposal of facility	—	3,268
Proceeds from termination of net investment hedges	43,384	—
Proceeds from disposal of property, plant, and equipment	376	133
Net cash provided by (used in) investing activities	4,107	(31,221)

Cash flows from financing activities
Net (repayments) borrowings on short-term debt	(17,067)	2,155
Proceeds from Second Amended Revolver borrowings	244,100	275,700
Repayments of Second Amended Revolver borrowings	(184,100)	(5,700)
Repayments of Second Amended Term Loan	—	(161,447)
Debt Issuance Costs	—	(2,952)
Financing costs for debt modification	(1,096)	—
Option proceeds, net	114	1,158
Payment of taxes related to net share settlement of equity awards	(6,257)	(9,000)
Purchase of treasury stock	(22,907)	(31,512)
Dividends paid to stockholders	(14,246)	(14,891)
Other	568	393
Net cash (used in) provided by financing activities	(891)	53,904
Effect of exchange rate changes on cash and cash equivalents	(40,980)	(1,414)
Net decrease in cash and cash equivalents	(108,065)	(44,302)
Cash and cash equivalents at beginning of period	402,488	451,808
Cash and cash equivalents at end of period	$294,423	$407,506

Reconciliation of GAAP to Non-GAAP Financial Measures

This press release contains financial information determined by methods other than in accordance with U.S. Generally Accepted Accounting Principles, ("GAAP"). EnerSys' management uses the non-GAAP measures “adjusted Net earnings”, “adjusted Diluted EPS”, “adjusted operating earnings”, “adjusted EBITDA”, “net sales at constant currency”, and "net sales growth rate at constant currency” as applicable, in their analysis of the Company's performance. Adjusted Net earnings and adjusted operating earnings measure, as used by EnerSys in past quarters and years, adjusts Net earnings and operating earnings determined in accordance with GAAP to reflect changes in financial results associated with the Company's restructuring initiatives and other highlighted charges and income items. Adjusted EBITDA is a key performance measure that our management uses to assess our operating performance. Because Adjusted EBITDA facilitates internal comparisons of our historical operating performance on a more consistent basis, we use this measure as an overall assessment of our performance, to evaluate the effectiveness of our business strategies and for business planning purposes. We calculate Adjusted EBITDA as net income before interest income, interest expense, other (income) expense net, provision (benefit) for income taxes, depreciation and amortization, further adjusted to exclude restructuring and exit activities, impairment of goodwill, indefinite-lived intangibles and other assets, acquisition activities and those charges and credits that are not directly related to operating unit performance. EBITDA is calculated as net income before interest income, interest expense, other (income) expense net, provision (benefit) for income taxes, depreciation and amortization. We define non-GAAP constant currency net sales as total net sales excluding the effect of foreign exchange rate movements, and we use it to determine the constant currency growth rate on a year-on-year basis. Non-GAAP constant currency revenues are calculated by translating current period revenues using the prior comparative periods’ actual exchange rates, rather than the actual exchange rates in effect during the current period. Constant currency net sales growth rate is calculated by determining the difference between current period non-GAAP constant currency net sales and current period reported net sales divided by prior period as reported net sales. Management believes the presentation of these financial measures reflecting these non-GAAP adjustments provides important supplemental information in evaluating the operating results of the Company as distinct from results that include items that are not indicative of ongoing operating results and overall business performance; in particular, those charges that the Company incurs as a result of restructuring activities, impairment of goodwill and indefinite-lived intangibles and other assets, acquisition activities and those charges and credits that are not directly related to operating unit performance, such as significant legal proceedings, amortization of Alpha and NorthStar related intangible assets and tax valuation allowance changes, including those related to the AHV (Old-Age and Survivors Insurance) Financing (TRAF) in Switzerland. Because these charges are not incurred as a result of ongoing operations, or are incurred as a result of a potential or previous acquisition, they are not as helpful a measure of the performance of our underlying business, particularly in light of their unpredictable nature and are difficult to forecast. Although we exclude the amortization of purchased intangibles from these non-GAAP measures, management believes that it is important for investors to understand that such intangible assets were recorded as part of purchase accounting and contribute to revenue generation.

Income tax effects of non-GAAP adjustments are calculated using the applicable statutory tax rate for the jurisdictions in which the charges (benefits) are incurred, while taking into consideration any valuation allowances. For those items which are non-taxable, the tax expense (benefit) is calculated at 0%.

These non-GAAP disclosures have limitations as an analytical tool, should not be viewed as a substitute for operating earnings, Net earnings or net income determined in accordance with GAAP, and should not be considered in isolation or as a substitute for analysis of the Company's results as reported under GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies. Management believes that this non-GAAP supplemental information will be helpful in understanding the Company's ongoing operating results. This supplemental presentation should not be construed as an inference that the Company's future results will be unaffected by similar adjustments to Net earnings determined in accordance with GAAP.

A reconciliation of non-GAAP net sales and growth rates in constant currency are set forth in the table below, providing a reconciliation of non-GAAP constant currency net sales to the Company’s reported net sales for its business segments.

	Quarter ended			Six months ended
	($ millions)			($ millions)
	October 2, 2022	October 3, 2021	Growth rate	October 2, 2022	October 3, 2021	Growth rate
Energy Systems reported net sales	$437.0	$369.8	18.2%	$845.6	$741.0	14.1%
Exchange rate effect	18.8			34.6
Energy Systems constant currency net sales	455.8		23.2	880.2		18.8

Motive Power reported net sales	$338.0	$320.7	5.4%	$705.9	$656.8	7.5%
Exchange rate effect	23.5			42.8
Motive Power constant currency net sales	361.5		12.7	748.7		14.0

Specialty reported net sales	$124.4	$100.9	23.3%	$246.9	$208.5	18.5%
Exchange rate effect	3.2			5.6
Specialty constant currency net sales	127.6		26.5	252.5		21.2

Total reported net sales	$899.4	$791.4	13.7%	$1,798.4	$1,606.3	12.0%
Exchange rate effect	45.5			83.0
Total constant currency net sales	944.9		19.4	1,881.4		17.1

A reconciliation of non-GAAP adjusted operating earnings is set forth in the table below, providing a reconciliation of non-GAAP adjusted operating earnings to the Company’s reported operating results for its business segments.

Business Segment Operating Results

	Quarter ended
	($ millions)
	October 2, 2022
	Energy Systems	Motive Power	Specialty	Total
Net Sales	$437.0	$338.0	$124.4	$899.4

Operating Earnings	$9.8	$35.6	$8.9	$54.3
Inventory adjustment relating to exit activities	—	1.5	—	1.5
Restructuring and other exit charges	0.8	2.5	—	3.3
Amortization of identified intangible assets from recent acquisitions	5.8	—	0.4	6.2
Other	—	0.1	—	0.1
Adjusted Operating Earnings	$16.4	$39.7	$9.3	$65.4

	Quarter ended
	($ millions)
	October 3, 2021
	Energy Systems	Motive Power	Specialty	Total
Net Sales	$369.8	$320.7	$100.9	$791.4

Operating Earnings	$1.0	$37.3	$11.4	$49.7
Inventory adjustment relating to exit activities	—	1.0	—	1.0
Restructuring and other exit charges	0.2	2.7	—	2.9
Amortization of identified intangible assets from recent acquisitions	5.9	—	0.5	6.4
Other	1.4	—	—	1.4
Adjusted Operating Earnings	$8.5	$41.0	$11.9	$61.4

Increase (Decrease) as a % from prior year quarter	Energy Systems	Motive Power	Specialty	Total
Net Sales	18.2%	5.4%	23.3%	13.7%
Operating Earnings	NM	(4.6)	(22.2)	9.2
Adjusted Operating Earnings	94.3	(3.1)	(21.7)	6.7
NM = Not Meaningful

	Six months ended
	($ millions)
	October 2, 2022
	Energy Systems	Motive Power	Specialty	Total
Net Sales	$845.6	$705.9	$246.9	$1,798.4

Operating Earnings	$17.3	$69.7	$17.4	$104.4
Inventory adjustment relating to exit activities	—	1.5	—	1.5
Restructuring and other exit charges	1.0	10.6	—	11.6
Amortization of identified intangible assets from recent acquisitions	11.8	—	0.8	12.6
Other	—	0.1	—	0.1
Adjusted Operating Earnings	$30.1	$81.9	$18.2	$130.2

	Six months ended
	($ millions)
	October 3, 2021
	Energy Systems	Motive Power	Specialty	Total
Net Sales	$741.0	$656.8	$208.5	$1,606.3

Operating Earnings	$7.6	$79.4	$23.6	$110.6
Inventory adjustment relating to exit activities	—	1.0	—	1.0
Restructuring and other exit charges	0.7	11.2	(1.2)	10.7
Amortization of identified intangible assets from recent acquisitions	11.9	—	0.9	12.8
Other	1.4	—	—	1.4
Adjusted Operating Earnings	$21.6	$91.6	$23.3	$136.5

Increase (Decrease) as a % over prior year	Energy Systems	Motive Power	Specialty	Total
Net Sales	14.1%	7.5%	18.5%	12.0%
Operating Earnings	NM	(12.2)	(26.3)	(5.6)
Adjusted Operating Earnings	39.8	(10.5)	(21.7)	(4.5)

Reconciliations of GAAP to Non-GAAP Financial Measures
(Unaudited)

The table below presents a reconciliation of Net Earnings to EBITDA and Adjusted EBITDA:

	Quarter ended		Six months ended
	($ millions)		($ millions)
	October 2, 2022	October 3, 2021	October 2, 2022	October 3, 2021
Net Earnings	$34.5	$35.6	$65.5	$79.5
Depreciation	14.8	15.6	30.3	31.6
Amortization	8.0	8.3	16.1	16.7
Interest	15.4	9.6	27.0	18.7
Income Taxes	5.8	4.3	11.6	12.7
EBITDA	78.5	73.4	150.5	159.2
Non-GAAP adjustments	7.2	5.3	20.7	13.1
Adjusted EBITDA	$85.7	$78.7	$171.2	$172.3

The following table provides the non-GAAP adjustments shown in the reconciliation above:

	Quarter ended		Six months ended
	($ millions)		($ millions)
	October 2, 2022	October 3, 2021	October 2, 2022	October 3, 2021
Restructuring and other exit charges	$4.8	$3.9	$13.1	$11.7
Other	1.1	1.4	1.1	1.4
Remeasurement of monetary assets included in other (income) expense relating to exit from Russia operations	(0.1)	—	5.1	—
Cost of funding to terminate net investment hedges	1.4	—	1.4	—
Non-GAAP adjustments	$7.2	$5.3	$20.7	$13.1

Included below is a reconciliation of non-GAAP adjusted Net earnings to reported amounts. Non-GAAP adjusted operating earnings and Net earnings are calculated excluding restructuring and other highlighted charges and credits. The following tables provide additional information regarding certain non-GAAP measures:

	Quarter ended
	(in millions, except share and per share amounts)
	October 2, 2022		October 3, 2021
Net Earnings reconciliation
As reported Net Earnings	$34.5		$35.6
Non-GAAP adjustments:
Restructuring and other exit charges	4.8	(1)	3.9	(1)
Amortization of identified intangible assets from recent acquisitions	6.2	(2)	6.4	(2)
Remeasurement of monetary assets included in other (income) expense relating to exit from Russia operations	(0.1)		—
Cost of funding to terminate net investment hedges	1.4		—
Financing fees related to debt modification	1.2		—
Other	1.1		1.4
Income tax effect of above non-GAAP adjustments	(3.5)		(3.8)
Non-GAAP adjusted Net Earnings	$45.6		$43.5

Outstanding shares used in per share calculations
Basic	40,740,989		42,575,576
Diluted	41,167,622		43,255,832
Non-GAAP adjusted Net Earnings per share:
Basic	$1.12		$1.02
Diluted	$1.11		$1.01

Reported Net Earnings (Loss) per share:
Basic	$0.85		$0.84
Diluted	$0.84		$0.82
Dividends per common share	$0.175		$0.175

The following table provides the line of business allocation of the non-GAAP adjustments of items relating operating earnings (that are allocated to lines of business) shown in the reconciliation above:

	Quarter ended
	($ millions)
	October 2, 2022	October 3, 2021
	Pre-tax	Pre-tax
(1) Inventory adjustment relating to exit activities - Motive Power	$1.5	$1.0
(1) Restructuring and other exit charges - Energy Systems	0.8	0.2
(1) Restructuring and other exit charges - Motive Power	2.5	2.7
(2) Amortization of identified intangible assets from recent acquisitions - Energy Systems	5.8	5.9
(2) Amortization of identified intangible assets from recent acquisitions - Specialty	0.4	0.5
Total Non-GAAP adjustments	$11.0	$10.3

	Six months ended
	(in millions, except share and per share amounts)
	October 2, 2022		October 3, 2021
Net Earnings reconciliation
As reported Net Earnings	$65.5		$79.5
Non-GAAP adjustments:
Restructuring and other exit charges	13.1	(1)	11.7	(1)
Amortization of identified intangible assets from recent acquisitions	12.6	(2)	12.8	(2)
Remeasurement of monetary assets included in other (income) expense relating to exit from Russia operations	5.1		—
Cost of funding to terminate net investment hedges	1.4		—
Financing fees related to debt modification	1.2		—
Other	1.1		1.4
Income tax effect of above non-GAAP adjustments	(6.9)		(7.5)
Non-GAAP adjusted Net Earnings	$93.1		$97.9

Outstanding shares used in per share calculations
Basic	40,763,663		42,637,953
Diluted	41,260,134		43,396,588
Non-GAAP adjusted Net Earnings per share:
Basic	$2.28		$2.30
Diluted	$2.26		$2.26

Reported Net Earnings (Loss) per share:
Basic	$1.61		$1.87
Diluted	$1.59		$1.83
Dividends per common share	$0.35		$0.35

The following table provides the line of business allocation of the non-GAAP adjustments shown in the reconciliation above:

	Six months ended
	($ millions)
	October 2, 2022	October 3, 2021
	Pre-tax	Pre-tax
(1) Inventory adjustment relating to exit activities - Motive Power	$1.5	$1.0
(1) Restructuring and other exit charges - Energy Systems	1.0	0.7
(1) Restructuring and other exit charges - Motive Power	10.6	11.2
(1) Restructuring and other exit charges - Specialty	—	(1.2)
(2) Amortization of identified intangible assets from recent acquisitions - Energy Systems	11.8	11.9
(2) Amortization of identified intangible assets from recent acquisitions - Specialty	0.8	0.9
Total Non-GAAP adjustments	$25.7	$24.5